UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2012

CAMPUS CREST COMMUNITIES, INC.

(Exact name of registrant specified in its charter)

Maryland	1-34872	27-2481988
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Rexford Road

Suite 414

Charlotte, NC 28211

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (704) 496-2500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 23, 2012, Campus Crest Communities, Inc. (the “Company”) held its annual meeting of stockholders. The matters on which the stockholders voted, in person or by proxy were:

(i)	for the election of seven directors to hold office until the 2013 annual meeting of stockholders and until their successors have been duly elected and qualified;

(ii)	the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012; and

(iii)	the approval, by non-binding vote, of executive compensation.

The seven director nominees were elected, the ratification of the appointment of the independent registered public accounting firm was approved, and executive compensation was approved. The results of the voting were as follows:

Election of Directors:

Director	Votes For	Votes Against	Votes Withheld	Abstentions	Broker Non- Votes
Ted W. Rollins	24,728,960	-0-	232,466	-0-	3,006,218
Michael S. Hartnett	24,728,960	-0-	232,466	-0-	3,006,218
N. Anthony Coles	24,757,399	-0-	204,027	-0-	3,006,218
Richard S. Kahlbaugh	19,035,067	-0-	5,926,359	-0-	3,006,218
Denis McGlynn	24,742,099	-0-	219,327	-0-	3,006,218
William G. Popeo	24,844,869	-0-	116,557	-0-	3,006,218
Daniel L. Simmons	24,846,662	-0-	114,764	-0-	3,006,218

Ratification of Appointment of Independent Registered Public Accounting Firm:

Votes For	Votes Against	Abstentions	Broker Non- Votes
27,826,312	132,269	9,063	-0-

Approval of Executive Compensation:

Votes For	Votes Against	Abstentions	Broker Non- Votes
24,831,605	94,338	35,483	3,006,218

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMPUS CREST COMMUNITIES, INC.

By:	/s/ Donald L. Bobbitt, Jr.
Donald L. Bobbitt, Jr.
Executive Vice President, Chief Financial Officer and Secretary

Dated: April 24, 2012